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EXHIBIT 99.4(i)

Transfers Endorsement (Form 0812-KA85)
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                                                                 EXHIBIT 99.4(i)

FIRST CAPITAL LIFE
INSURANCE COMPANY


                             TRANSFERS ENDORSEMENT

This endorsement becomes a part of the policy to which it is attached.

The first sentence of the second paragraph of the TRANSFERS section is amended to read:

     Transfers will be made at the Accumulation Unit Value next determined following our receipt of a written notice signed by you at our Annuity Service Office.

Signed for the Company at San Diego, California.


     /s/ ANDREW L. LOEB             /s/ FRED A. BUCK
     Secretary                      President



0812-KA85                                                            a